Exhibit 99.1

JMP Group Reports First Quarter 2013 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--May 6, 2013--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2013.

  Operating net income was $3.6 million, or $0.16 per diluted share, compared to $4.5 million, or $0.19 per share, for the first quarter of 2012.
  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $1.7 million, or $0.08 per share, compared to net income of $0.4 million, or $0.02 per share, for the first quarter of 2012.
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $32.0 million, compared to $35.1 million for the first quarter of 2012. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues on a GAAP basis were $23.2 million, compared to $31.7 million for the first quarter of 2012.

“JMP Group produced better-than-expected operating EPS of $0.16 for the first quarter, thanks to continued strong investment performance at JMP Credit, Harvest Capital Credit and our hedge funds—in particular, Harvest Small Cap Partners,” said Chairman and Chief Executive Officer Joe Jolson. “During the quarter, we made some key hires in JMP Securities’ institutional equities and investment banking businesses and expect that 2013, and potentially 2014, will be a period of increased investment spending. Since going public in May 2007, we have considered numerous acquisition opportunities in our core businesses and have determined, instead, to spend some potential earnings to accelerate the organic growth of our three successful and scalable operating subsidiaries. In January, we raised $46 million of 10-year 8.0% senior notes to provide additional capital for our planned expansion; and, at the end of April, we closed a $344 million CLO—our first since 2007—which included an investment of $17.3 million by JMP Group in the subordinated notes. Last week, we also priced the IPO of Harvest Capital Credit, our small business lending strategy, which converted to a BDC structure and now trades under the symbol ‘HCAP.’ We look forward to reporting further progress in the execution of our growth strategies over the next three to four quarters.”

Segment Results of Operations

At JMP Securities, adjusted net revenues excluding net investment income (which consists of principle transactions, net dividend income and net interest income) were $17.4 million, a decline of 21.8% from the first quarter of 2012 as a result of a difficult comparison to strong investment banking results for that period and an ongoing industry-wide decline in brokerage commissions. JMP Securities’ operating margin on adjusted net revenues was 9.7%, an improvement from 8.6% for the prior quarter but well below the 15.4% recorded for the first quarter of 2012.

At Harvest Capital Strategies, adjusted net revenues of $8.0 million excluding net investment income grew 71.9% from the first quarter of 2012, due to an increase in incentive fees generated by the company’s hedge funds, primarily Harvest Small Cap Partners. JMP Group’s return on the capital it had invested in its hedge funds was 3.3% for the quarter, compared to 7.0% for the first quarter of 2012.

At JMP Credit, a segment that includes Harvest Capital Credit, adjusted net revenues totaled $4.7 million, a decrease of 17.1% from $5.7 million for the first quarter of 2012. Included in the $4.7 million of revenues for the first quarter of 2013 is a net gain of $0.2 million due to the sale or payoff of loans acquired with JMP Credit in April 2009 as well as a loan loss provision of $0.9 million related to an impaired acquired loan. For the first quarter of 2012, the net gain on acquired loans was $0.7 million.

A summary of JMP Group’s operating net income by segment for the quarter ended March 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended
($ as shown)	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012
JMP Securities	$0.05	$0.04	$0.09
Harvest Capital Strategies	0.04	0.06	0.04
JMP Credit	0.15	0.21	0.14
Corporate	(0.08)	(0.05)	(0.08)
Operating EPS	$0.16	$0.26	$0.19

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $12.1 million, a decrease of 27.3% from $16.7 million for the first quarter of 2012.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended March 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended
	Mar. 31, 2013		Dec. 31, 2012		Mar. 31, 2012
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	33	$8,914	15	$3,905	23	$9,024
Debt and convertible securities	10	1,648	5	718	5	1,459
Private capital markets and other	-	145	4	5,789	2	2,200
Strategic advisory	1	1,400	3	2,560	5	3,976
Total	44	$12,107	27	$12,972	35	$16,659

Brokerage

Net brokerage revenues were $5.2 million, a decrease of 5.4% from $5.5 million for the first quarter of 2012.

Asset Management

Asset management fees and other related revenues were $7.9 million, an increase of 73.9% from $4.5 million for the first quarter of 2012. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at March 31, 2013 totaled $1.2 billion, including $0.8 billion of funds managed by Harvest Capital Strategies and $472.6 million par value of loans and cash underlying the collateralized loan obligation managed by JMP Credit Advisors. Client assets under management were also $1.2 billion at December 31, 2012 and March 31, 2012. Including sponsored funds, client assets under management totaled $1.4 billion at March 31, 2013, compared to $1.8 billion at December 31, 2012 and $2.1 billion at March 31, 2012.

At March 31, 2013, private capital, including corporate credit, small business lending, venture capital and REIT advisory services, represented 51.4% of client assets under management including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $1.9 million, compared to $6.5 million for the first quarter of 2012.

A summary of the company’s principal transaction revenues for the quarter ended March 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012

Hedge fund investments	$1,898	$821	$2,744

Principal investments:
Investment in New York Mortgage Trust	-	-	(209)
Other principal investments	85	17	(110)
Total principal investments	85	17	(319)

Venture investments:
Investment in Harvest Growth Capital funds	(19)	(192)	197
Other venture investments and warrants	553	1,140	502
Total venture investments	534	948	699

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	2,517	1,786	3,124

Non-controlling interests in Harvest Growth Capital funds	(599)	(3,558)	3,360

Total principal transaction revenues	$1,918	($1,772)	$6,484

Included in the net gain of $1.9 million for the quarter ended March 31, 2013 was a loss of $0.6 million attributable to non-controlling interests in net realized and unrealized losses at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.4% of Harvest Growth Capital and 2.4% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned loss of $0.6 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized loss of $19,000 on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sale, Payoff and Mark-to-Market of Loans and Loan Loss Provision

Together, JMP Credit Corporation and Harvest Capital Credit generated a net realized and unrealized gain of $1.1 million from the sale, payoff or mark-to-market of loans, in line with $1.1 million for the first quarter of 2012.

JMP Credit Corporation realized a net gain of $0.9 million due to the sale or payoff of 33 of the loans in its portfolio, compared to a net gain of $1.0 million in connection with 20 loans for the first quarter of 2012. For the quarter ended March 31, 2013, net realized gains of $0.2 million were due to the sale or payoff of loans acquired with JMP Credit in April 2009, compared to $0.7 million for the quarter ended March 31, 2012. At March 31, 2013, six loans with an aggregate par value of $21.3 million and an associated liquidity discount of $3.5 million remained from the portfolio acquired in April 2009.

At March 31, 2013, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $11.4 million, or 2.7% of gross performing loans outstanding at JMP Credit. With regard to impaired loans, discounts and reserves (including credit discounts, liquidity discounts, and allowances for loan losses) equaled $2.6 million—equivalent to 74.5% of gross impaired loans outstanding or 0.6% of gross loans outstanding—compared to $9.5 million, or 2.2% of gross loans outstanding, at March 31, 2012.

A net loan loss provision of $0.9 million for the quarter ended March 31, 2013 was recorded at JMP Credit, which is consolidated under GAAP, as a specific reserve in connection with an impaired loan acquired in April 2009. At March 31, 2013, general loan loss reserves equaled 0.5% of gross performing loans at JMP Credit, compared to 0.6% at March 31, 2012.

Other Income

Other income was $0.3 million, compared to $0.7 million for the first quarter of 2012.

Net Interest Income

Interest income was $8.2 million, and interest expense was $11.3 million, resulting in net interest expense of $3.1 million, compared to net interest expense of $2.2 million for the first quarter of 2012. Excluding net amortization expense related to liquidity discounts, net interest income was $5.6 million, compared to $5.0 million for the first quarter of 2012.

Expenses

Compensation and Benefits

Compensation and benefits expense was $19.6 million, compared to $21.8 million for the first quarter of 2012. Non-cash compensation expense attributable to stock-based awards such as stock options and restricted stock units, or RSUs, was $1.0 million, compared to $0.2 million for the first quarter of 2012. The aforementioned compensation and benefits expense of $19.6 million excludes $1.1 million of net deferred compensation, which is composed of (a) amortization expense tied to deferred compensation awarded at year-end 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) one quarter of the compensation assumed to be awarded at year-end 2013 and deferred into 2014 and 2015. Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation for the period, compensation and benefits expense was 62.4% of adjusted net revenues, compared to 61.4% for the first quarter of 2012.

Non-Compensation Expense

Non-compensation expense was $6.2 million, compared to $5.7 million for the first quarter of 2012. As a percentage of adjusted net revenues, non-compensation expense was 19.3%, compared to 16.1% for the first quarter of 2012.

Personnel

At March 31, 2013, the company had 218 full-time employees, compared to 224 at the end of 2012 and 208 at March 31, 2012.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Moreover, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) reverses unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants and (v) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and is the external manager of Harvest Capital Credit, and, as a result of its ownership of each, JMP Group consolidates the three entities in accordance with GAAP accounting standards and eliminates the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to a scheduled contractual principal repayment, of $8.7 million for the quarter ended March 31, 2013;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter ended March 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012
Revenues:
Non-interest revenues	$27,338	$26,409	$33,877
Net interest expense	(3,141)	(1,573)	(2,150)
Loan loss provision	(949)	(1,071)	(93)
Total net revenues	23,248	23,765	31,634
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1)	858	1,060	332
Dividend distribution from Harvest Capital Credit (1)	257	-	77
Less: Net interest income and other revenues from Harvest Capital Credit (1)	(1,327)	(1,202)	(339)
Total net revenues including fee revenues from consolidated entities	23,036	23,623	31,704

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	8,740	7,577	7,175
Unrealized mark-to-market (gain) – Harvest Capital Credit	(516)	(1,608)	(57)
Net unrealized loss/(gain) on strategic equity investments and warrants	157	294	(321)
Non-controlling interests in net unrealized losses/(gains) on Harvest Growth Capital funds	599	3,559	(3,360)
Adjusted net revenues	$32,016	$33,445	$35,141
(1)	Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter ended March 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012

Base management fees:
Fees reported as asset management fees	$2,365	$2,339	$2,438
Fees reported as other income	262	263	708
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit	508	435	201
Total base management fees	3,135	3,037	3,347

Incentive fees:
Fees reported as asset management fees	4,387	2,715	1,036
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit	350	624	131
Total incentive fees	4,737	3,339	1,167

Other fee income:
Fundraising fees	26	30	27
Total other fee income	26	30	27

Asset management-related fee revenues:
All fees reported as asset management fees	6,752	5,054	3,474
All fees reported as other income	288	293	735
All fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit	858	1,059	332
Total asset management-related fee revenues	$7,898	$6,406	$4,541

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) reverses unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options subsequent to the company’s IPO, which together resulted in non-cash compensation expense of $0.8 million for the quarter ended March 31, 2013;
  net deferred compensation, which, in order to state non-GAAP earnings as conservatively as possible, consists of (a) deferred compensation awarded at year-end 2012 and reflected in operating net income for 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) compensation assumed to be awarded at year-end 2013 and deferred into 2014 and 2015;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $8.7 million for the quarter ended March 31, 2013;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% for the quarter ended March 31, 2013 and all future periods, though an assumed rate of 42% was applied for all prior periods; the company’s effective tax rate has proved lower than anticipated as a result of geographic changes in the company’s revenue mix, with revenues generated in California (at the highest marginal rate) comprising less of the total in recent years than in the past.

A reconciliation of JMP Group’s net income to its operating net income for the quarter ended March 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012

Net (loss)/income attributable to JMP Group Inc.	($1,719)	$5,327	$374

Add back/(subtract):
Income tax (benefit)/expense	(812)	3,004	381
(Loss)/income before taxes	(2,531)	8,331	755

Add back/(subtract):
Compensation expense – stock options	137	-	-
Compensation expense – post-IPO RSUs	616	1,910	180
Accounting adjustment – deferred compensation	(1,124)	(6,985)	-
Net amortization of liquidity discounts on loans and asset-backed securities issued	8,740	7,577	7,175
IPO-related expense – Harvest Capital Credit	-	(450)	-
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	(162)	(380)	12
Unrealized loss/(gain) on strategic equity investments and warrants	157	294	(321)
Operating income before taxes	5,833	10,297	7,801

Income tax expense (assumed rate of 38% for 2013)	2,217	4,325	3,275
Operating net income	$3,616	$5,972	$4,526

Operating net income per share:
Basic	$0.16	$0.26	$0.20
Diluted	$0.16	$0.26	$0.19

Weighted average shares outstanding:
Basic	22,607	22,637	22,180
Diluted	22,905	22,722	23,273

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Historically, company management presented adjusted operating net income, which excluded from operating net income the financial impact of gains or losses recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believed this metric to be instructive to investors who wished to assess the company’s core earnings over time without regard to a relatively volatile revenue stream. However, profits derived from sales or payoffs of acquired loans, while once substantial, are no longer material, because the portfolio of acquired loans has been almost entirely liquidated as of March 31, 2012. As a result, management no longer views adjusted operating net income as an instructive metric, since it would no longer provide additional clarity as to the earnings power of the company's ongoing business operations.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the table that follows. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit, (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) reverse unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (iv) reverse net unrealized gains and losses on strategic equity investments and warrants and (v) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital, Harvest Growth Capital II and Harvest Growth Capital. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards granted subsequent to JMP Group’s initial public offering. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended March 31, 2013 is set forth below.

	Quarter Ended March 31, 2013
(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consoli- dation	HCC Consoli- dation	Consoli- dated JMP Group

Revenues:
Investment banking	$12,178	-	-	-	($70)	$12,108	-	-	$12,108
Brokerage	5,194	-	-	-	-	5,194	-	-	5,194
Asset management-related fees (1)	-	$8,032	$50	-	(184)	7,898	($411)	($447)	7,040
Principal transactions (2)	271	624	-	$1,329	6	2,230	(619)	37	1,648
Gain on sale and payoff of loans (3)	-	-	999	-	-	999	-	-	999
Net dividend income	(8)	257	-	-	-	249	-	(257)	(8)
Net interest income (4)	(17)	1	4,633	(329)	-	4,288	-	1,310	5,598
Provision for loan losses	-	-	(949)	-	-	(949)	-	-	(949)
Adjusted net revenues	17,618	8,913	4,733	1,000	(248)	32,016	(1,030)	643	31,629

Expenses:
Non-interest expenses (5)	15,915	7,539	(1,258)	3,989	(178)	26,007	37	97	26,141

Less: Non-controlling interest (6)	-	-	176	-	-	176	(1,067)	546	(345)
Operating income/(loss) before taxes	1,703	1,374	5,815	(2,989)	(70)	5,833	-	-	5,833

Income tax expense/(benefit)
(assumed rate of 38%)	647	522	2,210	(1,136)	(27)	2,216	-	-	2,216
Operating net income/(loss)	$1,056	$852	$3,605	($1,853)	($43)	$3,617	-	-	$3,617

Operating net income/(loss) per share:
Basic	$0.05	$0.04	$0.15	($0.08)	($0.00)	$0.16	-	-	$0.16
Diluted	$0.05	$0.04	$0.15	($0.08)	($0.00)	$0.16	-	-	$0.16
(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $0.9 million are eliminated upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes non-controlling interests in net realized and unrealized gains and losses related to two Harvest Growth Capital funds as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized losses totaling $0.6 million are recognized upon consolidation of the entities.

(3)	Excludes unrealized mark-to-market gains of $0.1 million on the loan portfolio at Harvest Capital Credit.

(4)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation.

(5)	Reverses stock-based compensation expense and excludes fund-related expenses totaling $0.1 million that are recognized upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(6)	Excludes non-controlling interests totaling $0.5 million in the net realized and unrealized losses of two Harvest Growth Capital funds and Harvest Capital Credit that are recognized upon consolidation of the entities.

Adjusted Tangible Book Value per Share

At March 31, 2013, JMP Group’s tangible book value per share was $5.54, compared to $5.62 at December 31, 2012 and $5.52 at March 31, 2012. Adjusting book value to reflect the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued and to accelerate the recognition of deferred compensation expense, JMP Group’s adjusted tangible book value per share at March 31, 2013 would have been $5.24, as indicated by the table below.

(in thousands, except per share amounts)	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012

Total JMP Group stockholders' equity	$125,238	$126,871	$125,948
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	125,238	126,871	125,948

Liquidity discount on loans	3,511	4,331	13,894
Liquidity discount on asset-backed securities issued	(6,304)	(15,548)	(41,392)
Net liquidity discount	(2,793)	(11,217)	(27,498)
Accounting adjustment – deferred compensation	(8,109)	(6,985)	-
Pre-tax adjustments to equity	(10,902)	(18,202)	(27,498)
Income tax benefit (assumed rate of 38% for 2013)	4,143	7,645	11,549
After-tax adjustments to equity	(6,759)	(10,557)	(15,949)

Adjusted tangible stockholders' equity	$118,479	$116,314	$109,999

Adjusted tangible book value per share	$5.24	$5.15	$4.82

Basic shares outstanding	22,609	22,592	22,812

Quarterly operating ROATE (1)	12.3%	21.0%	16.7%
LTM operating ROATE (1)	13.8%	15.0%	14.2%
(1)	Return on adjusted tangible equity (ROATE) equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended March 31, 2013, JMP Group repurchased a negligible number of shares of its common stock. At quarter-end, approximately 2.0 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Dividend Declaration

The company’s board of directors declared a cash dividend of $0.035 per share for the first quarter of 2013 to be paid on Friday, May 31, 2013 to common stockholders of record as of Friday, May 17, 2013.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation or in its small business lending portfolio; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, such as the potential for continued spending on strategic initiatives and hiring efforts and the future growth of the company’s operating businesses. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 8, 2013, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2013 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Monday, May 6, 2013. To participate in the call, dial (888) 566-6060. The conference identification number is 64165826.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC. Consolidated Statements of Financial Condition (Unaudited)

(in thousands)	Mar. 31, 2013	Dec. 31, 2012

Assets

Cash and cash equivalents	$41,451	$67,075
Restricted cash and deposits	69,125	69,813
Marketable securities owned, at fair value	17,829	14,347
Other investments	119,858	81,161
Loans held for sale	2,528	3,134
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	404,319	401,003
Small business loans, net of allowance for loan losses	40,375	38,934
Deferred tax assets	12,200	13,087
Other assets	42,268	21,308
Total assets	$749,953	$709,862

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$12,289	$11,567
Accrued compensation	9,234	20,256
Asset-backed securities issued	424,699	415,456
Line of credit	22,227	28,227
Note payable	6,552	10,486
Bond payable	46,000	-
Deferred tax liability	5,289	9,775
Other liabilities	31,710	26,791
Total liabilities	558,000	522,558

Redeemable non-controlling interest	161	161

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	125,238	126,871
Non-redeemable non-controlling interest	66,554	60,272
Total equity	191,792	187,143
Total liabilities and stockholders' equity	$749,953	$709,862

JMP GROUP INC. Consolidated Statements of Operations (Unaudited)

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2013	Mar. 31, 2012

Revenues:
Investment banking	$12,107	$16,659
Brokerage	5,194	5,492
Asset management fees	6,751	3,474
Principal transactions	1,917	6,484
Gain on sale, payoff and mark-to-market of loans	1,089	1,047
Net dividend (expense)	(8)	(14)
Other income	288	736
Non-interest revenues	27,338	33,878

Interest income	8,158	7,458
Interest expense	(11,299)	(9,608)
Net interest (expense)	(3,141)	(2,150)

Provision for loan losses	(949)	(93)
Total net revenues	23,248	31,635

Non-interest expenses:
Compensation and benefits	19,605	21,771
Administration	1,331	1,250
Brokerage, clearing and exchange fees	887	896
Travel and business development	958	702
Communications and technology	853	908
Occupancy	804	817
Professional fees	1,024	639
Depreciation	226	198
Other	83	265
Total non-interest expense	25,771	27,446

(Loss)/income before income tax expense	(2,523)	4,189
Income tax (benefit)/expense	(812)	381
Net (loss)/income	(1,711)	3,808
Less: Net income attributable to noncontrolling interest	8	3,432
Net (loss)/income attributable to JMP Group Inc.	($1,719)	$376

Net (loss)/income attributable to JMP Group Inc.
per share:
Basic	($0.08)	$0.02
Diluted	($0.08)	$0.02

Weighted average common shares outstanding:
Basic	22,607	22,180
Diluted	22,607	23,273

CONTACT:
Investor Relations Contact
JMP Group Inc.
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contact
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com